Exhibit 99.1

HEADLINE:          TRI-VALLEY REGAINS COMPLIANCE FOR CONTINUED LISTING ON THE NYSE AMEX

CONTACT:	EGAN GOST, DIRECTOR OF PUBLIC AND INVESTOR RELATIONS

Bakersfield, California	December 4, 2009	NYSE AMEX-TIV

On December 3, 2009, NYSE Amex LLC notified Tri-Valley Corporation (NYSE AMEX-TIV) by letter that the company had resolved the continued listing deficiency referenced in the Company’s Form 8-K dated September 23, 2009.  The Company’s continued listing deficiency was related to the exchange’s $6 million minimum stockholders’ equity requirement under Section 1003(a)(iii) of the Company Guide.  In response, Tri-Valley submitted a plan on October 23, 2009, to regain compliance with the minimum equity requirement for continued listing on the exchange.

Tri-Valley has been in business as a successful operating company since 1963, and has been a full reporting 12 (g) publicly traded Delaware Corporation since 1972. Tri-Valley Corporation stock is publicly traded on the New York Stock Exchange AMEX under the symbol "TIV." Our company website, which includes all SEC filings, is www.tri-valleycorp.com.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements which includes such words and phrases as exploratory, wildcat, prospect, speculates, unproved, prospective, very large, expect, potential, etc. Among the factors that could cause actual results, events and performance to differ materially are risks and uncertainties discussed in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009, and the annual report on Form 10-K for the year ended December 31, 2008.

Website Address: www.tri-valleycorp.com                                                                                                                                                                                     E-mail: information@tri-valleycorp.com